                                                                   EXHIBIT 10.31


                                WARRANT AGREEMENT

                                      AMONG
                           MONARCH DENTAL CORPORATION,
                             BANK OF AMERICA, N.A.,
                              FLEET NATIONAL BANK,

                                       AND

                        COOPERATIEVE CENTRALE RAIFFEISEN-
                    BOERENLEENBANK B.A., "Rabobank Nederland"
                                 New York Branch

                                  April 1, 2001



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                                WARRANT AGREEMENT


         This Warrant Agreement (the "Agreement"), dated as of April __, 2001, is by and among Monarch Dental Corporation, a Delaware corporation (the "Company"), Bank of America, N.A., a national banking association ("Bank of America"), Fleet National Bank, a national banking association ("Fleet"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland," New York Branch ("Rabobank") (each a "Holder" and, collectively, the "Holders").

                                   WITNESSETH:

         WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to execute and deliver this Agreement and to issue to the Holders the Warrants hereinafter described; and

         WHEREAS, the Company and the Holders desire to set forth in this Agreement, among other things, the form and provisions of the Warrant Certificates, and the terms and conditions upon which they may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption of the Warrants;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         (a) "Act" shall mean the Securities Act of 1933, as amended.

         (b) "Affiliate" shall mean with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

         (c) "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday in the State of Texas.

         (d) "Closing Date" shall mean the date hereof.

         (e) "Commission" shall mean the Securities and Exchange Commission.




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         (f) "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

         (g) "Demand Registration" shall have the meaning set forth in Section 7.01(a).

         (h) "Exercise Price" shall have the meaning set forth in Section 2.02.

         (i) "Expiration Date" shall mean the earlier of (i) April 1, 2011 or
(ii) June 30, 2002 in the event the condition set forth in Section 2.03(d) is satisfied prior to such date.

         (j) "Holder" and "Holders" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (k) "Loan Agreement" shall mean that certain Third Amended and Restated Credit Agreement, dated as of April 1, 2001, by and among the Holders and the Company.

         (l) "Notice of Exercise" shall have the meaning set forth in Section 2.03(a).

         (m) "Outstanding Common Stock" shall mean, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date.

         (n) "Person" shall mean a corporation, an association, a limited liability company, a trust, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

         (o) "Registration Expenses" shall mean all reasonable expenses incident to the registration of the Underlying Common Stock pursuant to Article VII, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Warrants and the Underlying Common Stock, but not including filing fees, fees and expenses of compliance with securities or Blue Sky laws or fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications and jurisdictions or Blue Sky compliance as requested by the Holders and not requested by the underwriters), fronting expenses, printing expenses (including, without limitation, expenses of printing prospectuses), messenger and delivery expenses, internal expenses, (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including, without limitation, the expenses of any special audit or "cold comfort" letters required by or incident to such performance), liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, reasonable fees and expenses of other persons retained by the Company, and the reasonable fees and expenses of one counsel for the Holders (selected by the Holders), incurred in connection with each registration hereunder (but not



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including any underwriting discounts or commissions attributable to the sale of
Underlying Common Stock).

         (p) "Subsidiaries" shall mean, with respect to the Company, any corporation, partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, 50% or more of the stock or other equity interests that generally entitle the holders thereof to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         (q) "Term Loan" shall mean the term loan in the principal amount of $80,150,000, plus interest, as described in the Loan Agreement.

         (r) "Underlying Common Stock" shall mean the Common Stock acquired upon the exercise of the Warrants carrying a legend identifying the stock as issued pursuant to the exercise of the Warrants.

         (s) "Warrant" and "Warrants" shall have the meanings set forth in
Section 2.01.

         (t) "Warrant Assignment Form" shall have the meaning set forth in
Section 6.01.

         (u) "Warrant Certificates" shall have the meaning set forth in Section 2.01.

                                   ARTICLE II

                        ISSUANCE AND EXERCISE OF WARRANTS

         SECTION 2.01. AUTHORIZATION AND ISSUE OF WARRANTS. The Company (a) has authorized the issuance of warrant certificates, in substantially the form of Exhibit A attached hereto (the "Warrant Certificates"), granting rights to purchase shares of Common Stock (herein, together with the rights to purchase Common Stock thereby, sometimes called, individually, a "Warrant" and, collectively, the "Warrants") by the Holders pursuant to this Agreement, and (b) has authorized the issuance of such number of shares of Common Stock as will permit compliance by the Company with its obligations to issue Common Stock pursuant to this Agreement and the Warrants.

         SECTION 2.02. ISSUANCE OF WARRANTS; EXERCISE PRICE. The Company shall issue to each Holder, on the date hereof, Warrants as evidenced by the Warrant Certificates, which in the aggregate shall entitle each Holder, subject to the terms set forth herein, to purchase from the Company on or after July 1, 2002 (the "Exercise Date") the number of shares of Common Stock ("Warrant Shares") equal to the percentage of the Outstanding Common Stock (as of the Exercise
Date) set forth opposite such Holder's name on Schedule 2.02 (which shall, in the aggregate, be equal to five percent (5%) of the Outstanding Common Stock as of the Exercise Date), subject to the anti-dilution provisions contained in Sections 8.02 and 8.03, for the exercise price of $0.01 per share (the "Exercise Price").



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         SECTION 2.03. EXERCISE OF WARRANTS.

         (a) Manner of Exercise. Each Holder may, from and after the Exercise Date and until 5:00 p.m., Dallas, Texas time, on the Expiration Date, exercise the Warrants evidenced by a Warrant Certificate, on any Business Day, for all or part of the number of shares of Common Stock purchasable thereunder through surrender of the Warrant Certificate to the Company at its principal office, accompanied by (i) a duly executed Notice of Exercise in substantially the form of Exhibit B attached hereto (the "Notice of Exercise") and (ii) payment of the amount required for the purchase of the Underlying Common Stock. The Company will within ten (10) days after the exercise of Warrants, at its expense, cause to be issued in the name of and delivered to the exercising Holder (to the nearest full share) a certificate or certificates for the number of fully paid and nonassessable shares of Underlying Common Stock set forth in the applicable Notice of Exercise. Certificates for such shares of Underlying Common Stock shall be dated as of the date of surrender of the Warrant for exercise and the payment of the Exercise Price, notwithstanding any delays in the actual execution, issuance or delivery of the certificates for the shares so purchased, and such Holder shall be deemed for all purposes to be the record holder of the Underlying Common Stock as of the date of such surrender and payment of the Exercise Price.

         (b) Expiration of Warrants. Warrants that have not previously been redeemed or exercised shall expire upon the Expiration Date.

         (c) Exchange of Shares for Exercise Price. Each Holder at its option may provide the Exercise Price under this Warrant by reducing the number of shares for which the Warrant is otherwise exercisable by the number of shares having fair market value equal to the Exercise Price. In such a case, delivery of the Exercise Price shall be effected by such Holder's written notice to the Company of such reduction. For purposes hereof, the sum of the average of any publicly-reported closing bid and asked prices for the Common Stock on each of the last ten (10) trading days prior to the date of exercise divided by ten
(10), shall be deemed to be the fair market value of the Common Stock.

         (d) Expiration of Warrants Prior to Exercise Date. In the event the Loans (as defined in the Loan Agreement) are repaid in full prior to the Exercise Date, the Warrants shall become null and void and shall have no effect and the Warrant Certificates representing such warrants shall be returned to the Company for cancellation.

         SECTION 2.04. NO OBLIGATION TO EXERCISE WARRANTS. This Agreement does not impose any obligation on any Holder to exercise Warrants.

         SECTION 2.05. TAXES. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of any shares of Underlying Common Stock, unless such tax or charge is imposed by law upon any Holder, in which case such taxes or charges shall be paid by such Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Underlying Common Stock issuable upon exercise of Warrants in any name other than that of the exercising Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such



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tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.

         SECTION 2.06. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which a Holder would otherwise be entailed to purchase upon such exercise, such fraction shall be rounded upward or downward to the nearest whole share.

         SECTION 2.07. PARTIAL EXERCISE. The Warrants shall be exercisable commencing on the Exercise Date, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Holders as of the date hereof as follows:

         SECTION 3.01. CORPORATE ACTION; AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the Warrants and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and (a) do not and will not violate or conflict with (i) the Certificate of Incorporation or Bylaws of the Company, or any amendments thereto, or (ii) any law, rule or regulation or any order, writ, injunction or decree of any court, governmental authority, or arbitrator, the effect of which will have a material adverse effect on the Company, and (b) do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any of the assets or rights of the Company pursuant to the provisions of, any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which the Company or any of its respective properties is bound. The shares of Underlying Common Stock to be issued upon exercise of the Warrants have been duly and validly authorized and reserved for issuance, and when issued in compliance with the terms of this Agreement and the Warrants, will be validly issued, fully-paid and nonassessable and free of any liens or encumbrances. Neither the Warrants nor the shares of Underlying Common Stock are, or will be, subject to any preemptive rights or rights of first refusal. This Agreement and the Warrants have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.02. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and the Warrants, and to consummate the transactions contemplated hereby.



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         SECTION 3.03. CONSENTS. The Company has all material licenses, permits, certificates, orders, approvals and authority from federal, state or local governmental agencies that are necessary to conduct the businesses of the Company, and no suspension or cancellation of any such material licenses, permits, certificates, orders, approvals or authority is pending or, to the Company's knowledge, threatened; and the transactions contemplated by this Agreement will not cause cancellation or suspension or have any effect upon any of such material licenses, permits, certificates, orders, approvals or authority. Neither the nature of the Company or of any of its Subsidiaries, or of any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer or issue of the Warrants and the Underlying Common Stock is such as to require consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement, the Warrants and/or the issuance of the Underlying Common Stock, except as may be necessary or advisable to effect compliance with federal and state securities laws.

         SECTION 3.04. CAPITALIZATION. The authorized capital stock of the Company on the date hereof consists of (a) 2,000,000 shares of Preferred Stock, of which none are issued and outstanding, and (b) 50,000,000 shares of Common Stock, of which 12,960,964 shares are issued and outstanding. The Common Stock and the Preferred Stock have the rights and preferences set forth in the Certificate of Incorporation of the Company, a true, correct and complete copy of which, together with the Bylaws of the Company, has heretofore been delivered to the Holders. All of the capital stock of the Company outstanding as of the date hereof has been validly issued, fully paid and non-assessable. Except as provided in Schedule 3.04 hereof, no subscription, warrant, option or other right to purchase or acquire any shares of any class of stock of the Company or any security convertible into or exchangeable for any such shares, in each case issued by or binding upon the Company, is outstanding on the date hereof. Except as set forth in Schedule 3.04: (a) the Company is not obligated to redeem any shares of capital stock of the Company; (b) the Company is not obligated to register under the Act any securities of the Company; (c) no preemptive rights or rights of first refusal exist with respect to the capital stock of the Company; and (d) there are no agreements or arrangements between any securityholders of the Company or between any securityholder of the Company and the Company related to the Company or its capital stock.

         SECTION 3.05. ACCURACY OF INFORMATION. The factual information furnished by or on behalf of the Company to the Holders in connection with this Agreement or any transaction contemplated hereby does not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         SECTION 4.01. RESERVATION FOR ISSUANCE. The Company shall reserve, free from any preemptive rights or rights of first refusal, a sufficient number of shares of authorized but unissued Common Stock for issuance with respect to this Agreement and will refrain from taking




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any action that would hinder the Company's ability to perform its responsibilities under this Agreement. Further, the Company shall reserve such additional number of shares of authorized but unissued Common Stock for issuance from time to time as the number of shares the Warrants evidence the right to purchase increases as a result of additional issuances of shares or adjustments as provided in this Agreement.

         SECTION 4.02. DIVIDENDS. In the event that the Company shall declare or pay dividends to its stockholders other than dividends payable in Common Stock, the Company shall keep in an escrow account, at no additional cost to the Holders, for the benefit of each Holder, an amount equal to the amount that such Holder would have been entitled to upon payment if such Holder had exercised the Warrants immediately prior thereto, to be paid to such Holder (together with all accrued interest thereon) upon exercise of the Warrants. In the event that a Holder does not exercise all or part of the Warrants prior to the Expiration Date, the amount in the escrow account that had been set aside with respect to Underlying Common Stock subject to unexercised Warrants shall remain the property of the Company.

         SECTION 4.03. PROHIBITED ACTIONS. Without the prior written consent of the Holders, the Company shall not change the par value of the Common Stock from $0.01 per share.

                                    ARTICLE V

                                INVESTMENT INTENT

         SECTION 5.01. INVESTMENT INTENT; RESTRICTED SECURITIES. Each Holder represents and warrants that it is acquiring the Warrants and shall be acquiring the Underlying Common Stock solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of any securities laws and regulations, unless such distribution or offering is registered under the Act or any exemption from such registration is available. Each Holder realizes that the resale of the Warrants and the Underlying Common Stock is restricted by federal and state securities laws and, accordingly, the Warrants and the Underlying Common Stock must be held indefinitely unless the resale thereof is subsequently registered under the Act, or an exemption from such registration is available. Each Holder realizes that the grant of the Warrants and the sale of the Underlying Common Stock to such Holder have not been registered under the Act or under any state securities laws by reason of a specific exemption under the provisions of the Act that may depend in part upon the such Holder's "investment intent." Accordingly, the economic risk of the acquisition of such Warrants and Underlying Common Stock must be borne by the Holders indefinitely unless the resale of the Warrants or the Underlying Common Stock is subsequently registered under the Act or an exemption from such registration is available. Each Holder acknowledges and understands that the Warrants and the Underlying Common Stock are "restricted securities" as that term is defined in Rule 144 under the Act and are subject to all of the terms and provisions thereof. Each Holder acknowledges and consents that the certificates for the Warrants will be legended substantially as follows:

                  THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR




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              UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE
              OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT
              (1) REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

              THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE CONDITIONS SPECIFIED IN A WARRANT AGREEMENT DATED AS OF APRIL 1, 2001 AMONG THE COMPANY, BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION, FLEET NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, AND COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH, AS MODIFIED AND SUPPLEMENTED FROM TIME TO TIME, AND NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF SUCH AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT.

Each Holder acknowledges and consents that the certificates for the Underlying Common Stock will be, when issued, legended substantially as follows:

              THE SALE OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE WARRANT AGREEMENT AND ONLY WITH (1) REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                   ARTICLE VI

                              TRANSFER OF WARRANTS

         SECTION 6.01. TRANSFER. Subject to the terms hereof, the Warrants and all rights hereunder and thereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at the Company's principal office by each Holder, upon surrender of the Warrant Certificate to the Company at its principal office, accompanied by (i) a duly executed form of warrant assignment, substantially in the form of Exhibit C attached hereto (the "Warrant Assignment Form"), and (ii) payment of any necessary transfer tax or other




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governmental charge imposed upon such transfer. Upon any partial transfer, the
Company will issue and deliver to the assigning Holder a new Warrant or Certificate or Certificates with respect to the Warrants not so transferred.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

         SECTION 7.01. DEMAND REGISTRATION.

         (a) Generally. No more than two (2) times, each Holder holding, in the aggregate, Warrants to purchase 65,505 shares of the Underlying Common Stock as of the date hereof (as adjusted for stock splits, dividends, recapitalizations and the like), shall have the right, from time to time, to make written request to the Company with respect to registration under the Act of all or any part of its Underlying Common Stock (each, a "Demand Registration"), and the Company will pay Registration Expenses with respect to such Demand Registration. The Company will, promptly following the receipt of a Demand Registration notice, prepare and file, and use its commercially reasonable efforts to prosecute to effectiveness, an appropriate filing with the Commission of a registration statement covering such Underlying Common Stock and the proposed sale or distribution thereof under the Act. The Company shall maintain the effectiveness of any registration statement filed hereunder for a period ending on the earlier of 180 days (excluding any days on which a Holder was prohibited from selling by virtue of a Delay Notice delivered under Section 7.04(b)) or until all offered shares are sold pursuant to such registration statement.

         (b) Incomplete Public Offerings, Etc. The Company shall have the right to postpone the filing or effectiveness of any Demand Registration for a reasonable period of time, but not in excess of 105 days, if (i) the Company is conducting or is actively pursuing a public offering, (ii) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or
(iii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness.

         (c) No Right of Company or Other Person to Piggyback on Required Registrations. Neither the Company nor any Person (other than Holders) owning any of its securities shall have the right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 7.01, unless (i) such securities are of the same class as the Underlying Common Stock being registered, (ii) if such Demand Registration is an underwritten offering, the Company or such Persons, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Underlying Common Stock being sold and (iii) the inclusion of any of the Company's securities could not reasonably be expected to affect the number of securities or offering price of such securities to be sold by such Holder. If any Persons owning any securities of the Company register securities of the Company in a Demand Registration (in accordance with the provisions of this Section 7.01(e)), such Persons shall pay the fees and expenses of counsel to such Persons and their pro rata share of the




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Registration Expenses if the Registration Expenses for such registration are not paid by the Company for any reason.

         (d) Selection of Underwriters and Counsel, Etc. If a Demand Registration involves an underwritten offering: (i) the Company shall have the right to select the investment banker or bankers and manager or managers to administer the offering (provided that such investment bankers and managers must be reasonably satisfactory to the Holders); and (ii) the Holders shall have the right to select the counsel to represent the Holders.

         (e) Limitations on Demand Registrations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to honor a request for a Demand Registration in connection with any request for a Demand Registration pursuant to which a registration statement would be declared effective prior to the expiration of 365 days following the last effective date of any previous registration statement pursuant to this Section 7.01.

         SECTION 7.02. OTHER REGISTRATION.

         (a) Piggyback Registrations. If the Company shall propose the registration on an appropriate form under the Act of the sale of any of its securities, for itself or for any other securityholder of the Company (other than a registration statement on Form S-4 or S-8, or any form substituted therefor), the Company shall, in respect of each such proposed registration occurring after the Closing Date, promptly give the Holders written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, of such proposed registration. Upon written notice or telegraphic or telephonic notice of the Holders followed as soon as practicable by written confirmation thereof, given to the Company within ten (10) Business Days after the giving of such notice of a proposed offering by the Company, the Company shall use its commercially reasonable efforts to include or cause to be included in any registration statement related to such proposed offering the sale of all or such portion of the Underlying Common Stock as a Holder may request; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of the sale of the securities originally proposed to be registered; and provided further, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in an underwritten public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, the "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce (a "Cutback") the amount offered for the accounts of Selling Stockholders (including Holders) to a number deemed satisfactory by such managing underwriter and shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any such contractual, incidental registration rights, and (ii) second, the securities sought to be registered by Selling Stockholders (including the Holders) on a pro rata basis in accordance with the total number of securities sought to be registered by all Selling Stockholders. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of Common Stock, any request pursuant to this Section 7.02 to register shall specify that such Underlying Common Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.



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         (b) Expenses. All Registration Expenses pursuant to this Section 7.02 shall be borne by the Company.

         SECTION 7.03. COMPANY'S OBLIGATIONS IN REGISTRATION. In the event any Holder participates in an offering of Underlying Common Stock in a registration statement pursuant to Section 7.01 or Section 7.02, the Company shall:

         (a) notify such Holder as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date of such registration statement;

         (b) notify such Holder immediately, and confirm the notice in writing,
(i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the registration statement or any post-effective amendment thereto, when the same becomes effective, (ii) of any request by the Commission for amendments to the registration statement or amendment or supplement to the prospectus for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement under the Act or of the suspension of any state securities commission of the qualification of the Underlying Common Stock for offering or sale in any jurisdiction, or the initiation, or the threatening, of any proceedings for any of the preceding purposes, (iv) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority, and (v) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the registration statement, prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the registration statement or the prospectus in order to make the statements therein not misleading. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (c) during any time when a prospectus is required to be delivered under the Act during the period required for the distribution of the Underlying Common Stock, use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, as hereafter amended, and by the rules and regulations promulgated thereunder, so far as necessary to permit the continuance of sales of or dealings in the Underlying Common Stock pursuant to a prospectus complying with Section 10(a)(3) of the Act. If at any time when a prospectus relating to the Underlying Common Stock is required to be delivered under the Act and any event shall have occurred that would cause the prospectus relating to the Underlying Common Stock as then amended or supplemented to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Act and the rules and regulations of the Commission promulgated thereunder, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement correcting such misstatement or omission in form satisfactory to the Company's counsel;

         (d) use its commercially reasonable efforts, in cooperation with such Holder, at or prior to the time the registration statement becomes effective, to register or qualify the Underlying Common Stock for offering and sale under the securities or blue sky laws relating to the offering or sale of the Underlying Common Stock in such jurisdictions as such Holder may reasonably designate, do any and all other acts or things reasonably necessary or advisable to enable the disposition in any such jurisdiction of the Underlying Common Stock covered by the registration statement and to continue the qualifications in effect so long as required for purposes of the sale of the Underlying Common Stock; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of process for all purposes other than as to matters and transactions relating to the registration statement, in any jurisdiction where it is not now so subject. In each jurisdiction where such qualification shall be effected, the Company will, unless such Holder agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction;

         (e) use the Company's commercially reasonable efforts to cause the independent certified public accountants of the Company to deliver to such Holder, and to the underwriters if the Underlying Common Stock is being sold through underwriters, letters on the date that the registration statement becomes effective and on the date the Underlying Common Stock is delivered to the underwriters for sale pursuant to such registration or, if the Underlying Common Stock is not being sold through underwriters, on the date that the registration statement becomes effective, stating that they are independent certified public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder, and that, in their opinion, the financial statements and other financial data of the Company included in the registration statement or prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act, and such other financial matters as the underwriter, if any, or such Holder may reasonably request;

         (f) after the effective date of such registration statement, prepare, and promptly notify such Holder of the proposed filing of, and promptly file with the Commission, each and every amendment or supplement thereto or to any prospectus forming a part thereof as may be necessary to make any statements therein not misleading in any material respect;

         (g) furnish to such Holder, without charge, as soon as available, copies of any such registration statement and each preliminary or final prospectus, or supplement or amendment prepared pursuant thereto, all in such quantities as such Holder may from time to time reasonably request in order to facilitate the public sale or other disposition of the Underlying Common Stock. The Company hereby consents to the use of the prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Underlying Common Stock covered by the prospectus or any amendment or supplement thereto;

         (h) make such representations and warranties to any underwriter of the Underlying Common Stock, and use the Company's best efforts to cause the Company's counsel to render, at the time or times of the letters referred to in subparagraph (e) above, such opinions to such underwriter, if any, as such underwriter may reasonably request;

         (i) prepare and file with the Commission a registration statement with respect to such Underlying Common Stock and prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for 180 days to complete the proposed distribution; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such registration statement or supplement to the prospectus;

         (j) if requested by any selling Holder or the underwriter(s), if any, incorporate in the registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder and underwriter(s), if any, may reasonably request to have included therein, with respect to the number of shares of Underlying Common Stock being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Underlying Common Stock to be sold in such offering and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

         (k) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Underlying Common Stock to be sold and not bearing any restrictive legends; and enable such Underlying Common Stock to be in such denominations and registered in such names as the holders or the underwriter(s), if any, may request prior to any sale of Underlying Common Stock made by such underwriter(s);

         (l) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

         (m) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of the Act and Rule 158 thereunder (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Underlying Common Stock is sold to underwriters in a firm or best efforts underwritten offering or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement;

         (n) enter into such customary agreements (including an underwriting agreement in customary form) in order to expedite or facilitate the disposition of such Underlying Common Stock; and

         (o) make available for inspection by any holder of Underlying Common Stock included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; and provided, further, each holder of Underlying Common Stock agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

         SECTION 7.04. AGREEMENTS BY THE HOLDERS.

         (a) Obligations. In connection with the filing of a registration statement pursuant to this Article VII, if a Holder participates in the offering of the Underlying Common Stock, such Holder shall:

                  (i) furnish the Company all material information reasonably requested by the Company concerning such Holder and the proposed method of sale or other disposition of the Underlying Common Stock and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering the sale of all or part of the Underlying Common Stock and in order to ensure full compliance with the Act and the rules and regulations of the Commission thereunder;

                  (ii) if the Company is at the time entering into an underwriting agreement covering the sale of its Common Stock, enter into an underwriting agreement in customary form with the same underwriter or underwriters who are parties to such underwriting agreement with the Company; provided that the sales of Underlying Common Stock by such Holder and the Company thereunder are at the same price and upon the same terms and conditions;

                  (iii) cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing the shares of Underlying Common Stock to be included in such registration statement in escrow or custody to facilitate the sale and distribution thereof; and

                  (iv) each Holder holding at least 1% of the fully-diluted Outstanding Common Stock agrees, that if requested by the Company and an underwriter of Common Stock in connection with any public offering of the Company, not to sell or otherwise transfer or dispose of any shares which are similar in nature to the securities of the Company being registered held by it for such period, not to exceed ninety (90) days following the effective date of the relevant registration statement (except in connection with such registration) in connection with any other public offering of common stock, as such underwriter shall specify reasonably and in good faith (provided that each officer, director and other holder of 1% of the fully-diluted Outstanding Common Stock also so agree).

         (b) Black-Out Periods. The Holders agree that they shall not sell any shares of the Underlying Common Stock pursuant to any effective registration statement during any period of time when, but only so long as, the Company notifies the Holders (a "Delay Notice") that the Company is in possession of material non-public information that, in the exercise of its reasonable judgment based on the advice of its counsel, would be required to be disclosed in a registration statement (or any amendment or post-effective amendment thereto) in order to comply with Commission requirements, which material information may relate, including, without limitation, to a financing project or a pending acquisition, merger or other material corporate reorganization to which the Company is or is expected to be a party; provided, however, that the Company shall advise the Holders in writing as soon as any such delay is no longer applicable; and provided, further that the Holders shall only be prohibited from so selling any shares of Underlying Common Stock for up to forty-five (45) consecutive days (a "Delay Period") following the receipt of a Delay Notice and any two Delay Periods must be at least thirty (30) days apart during which time the Holders shall be permitted to sell shares of Underlying Common Stock pursuant to an effective registration statement.

         SECTION 7.05. INDEMNIFICATION; CONTRIBUTION.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, agents, employees, representatives and each person or entity who controls such Holder (within the meaning of the Act), against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to the Holders furnished to the Company by the Holders in writing, or the failure of the Holders to deliver a prospectus in which such statements or omissions were corrected. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the sale of Underlying Common Stock by the Holders. The foregoing indemnification agreement shall be in addition to any liability which the Company may otherwise have.

         (b) Indemnification by the Holders. In connection with any registration statement in which a Holder is participating, such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder, the amount of Underlying Common Stock held by such Holder, and such other information as is required by the Company for use in connection with any such registration statement or prospectus and such Holder severally, not jointly, agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information with respect to the Holders furnished to the Company in writing by such Holder expressly for use in the registration statement or prospectus; provided, however, that no Holder shall be liable for any claims hereunder in an amount in excess of the net proceeds received by such Holder from the sale of the Underlying Common Stock pursuant to the registration statement. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling Person based on the registration statement or prospectus, and in respect of which indemnity may be sought against the Holders pursuant to this Section 7.05(b), the Holders shall have the rights and duties given to the Company by Section 7.05(c) below (except that if the Company shall have assumed the defense thereof the Holders shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Holders' expense), and the Company, its directors and officers, and any such controlling Person shall have the rights and duties given to the Holders by Section 7.05(c).

         (c) Conduct of Indemnification Proceedings. If any action, suit or proceeding shall be brought against the Holders or any Person controlling the Holders in respect of which indemnity may be sought against the Company, the Holders or such controlling Person shall promptly notify the parties against whom indemnification is being sought (collectively the "Indemnifying Parties" and each an "Indemnifying Party"), and such Indemnifying Parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability unless and to the extent it is prejudiced as a result of such failure. The Holders or any such controlling Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Holders or such controlling Person unless (i) the Indemnifying Parties have agreed in writing to pay such fees and expenses, (ii) the Indemnifying Parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Holders or such controlling Person and the Indemnifying Parties and the Holders or such controlling Person shall have been advised in writing by its counsel that representation of such indemnified party and any Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Holders or such controlling Person). It is understood, however, that the Indemnifying Parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Holders and controlling Persons not having actual or potential differing interests with the Holders or among themselves, which firm shall be designated in writing by the Holders, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Indemnifying Parties agree to indemnify and hold harmless the Holders, to the extent provided in Section 7.05(a), and any such controlling Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (d) Contribution. If the indemnification provided for in this Section
7.05 from the Indemnifying Party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and indemnified parties shall be determined by reference to, among other things, whether any statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.05(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.05(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.05(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 7.05, the Indemnifying Parties shall indemnify each indemnified party to the full extent provided in Section 7.05(a) and 7.05(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.05(d).

         (e) The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Holders or any Person controlling the Holders, the Company, its directors or officers or any Person controlling the Company. A successor to the Holders or any Person controlling the Holders, or to the Company, its directors or officers or any Person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

         (f) No Indemnifying Party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Notwithstanding the provisions of this Section, the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by them in connection with the sale of the Underlying Common Stock exceeds the amount of any damages which the Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         SECTION 7.06. OTHER REGISTRATION RIGHTS. The Company covenants that it shall not grant any registration rights to any Person which could conflict or be inconsistent with the provisions of Article VII or which would otherwise adversely affect the rights of the Holders under this Agreement. If the Company shall at any time provide to any Person rights with respect to the registration of securities of the Company under the Act which are, in the sole judgment of the Holders, on terms or conditions more favorable to such Person than the terms and conditions provided in this Article VII, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders. In the event of a conflict or inconsistency, the provisions of this Article VII shall prevail.

         SECTION 7.07. RULE 144 REQUIREMENTS. The Company will use reasonable commercial efforts to file with the Commission such information as the Commission may require and will use reasonable commercial efforts to make available Rule 144 under the Securities Act (or any successor exemptive rule).

         SECTION 7.08. TERMINATION. The rights granted under Sections 7.01 and
7.02 shall terminate, with respect to any Holder, upon the earlier of (i) sale of all of the Underlying Common Stock owned by such Holder under a registration statement and (ii) the date upon which the Holder may sell all shares of Underlying Common Stock in a single three-month period under Rule 144 as promulgated under the Act, or such comparable successor statute or rule thereto.

                                  ARTICLE VIII

                             ADJUSTMENT OF WARRANTS

         SECTION 8.01. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any liquidation of the Company, reorganization or consolidation of the Company with, or any merger of the Company with or into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or in case of any sale or transfer (whether in one or more transactions) of all or substantially all of the assets of the Company, the corporation resulting from such reorganization or consolidation or surviving such merger or to which such sale or transfer shall be made, as the case may be, shall make suitable provision (which shall be fair and equitable to the Holders) and shall either (i) assume the obligations of the Company hereunder (by written instrument executed and mailed to the Holders) pursuant to which, upon exercise of Warrants at any time after the consummation of such reorganization, consolidation, merger or conveyance, or (ii) make suitable provision in connection with the closing of such reorganization, consolidation, merger or conveyance such that in the case of either clause (i) or (ii) the Holders shall be entitled to receive the same amount of cash, stock or other securities or property that such Holder would have been entitled to receive if such Holder had exercised the Warrants immediately prior thereto.

         SECTION 8.02. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. The number of shares of Common Stock issuable upon the exercise of the Warrants (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8.02 and under the circumstances described in Section 8.03. For purposes of this Section 8.02, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         (a) Adjustment for Change in Capital Stock.

             If the Company:

             1. pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

             2. subdivides its outstanding shares of Common Stock into a greater number of shares;

             3. combines its outstanding shares of Common Stock into a smaller number of shares;

             4. makes a distribution on its Common Stock in shares of its capital stock other than Common Stock, or

             5. issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the Holder of the Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following the action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a Holder of a Warrant upon exercise may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Rate between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Adjustment for Rights Issue. If the Company issues any rights, options or warrants entitling any person to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at an offering price (or with an initial conversion, exchange or exercise price plus such offering price) which is less than the Current Market Price (as determined herein) per share of Common Stock on the record date for such issuance (all of the foregoing, "Rights"), the Exercise Rate shall be adjusted in accordance with the formula:

                                      O + N
                           E' = Ex ------------
                                        N x P
                                   O + --------
                                          M

where:

         E'       =       the adjusted Exercise Rate.
         E        =       the current Exercise Rate.
         O        =       the number of shares of Common Stock outstanding on
                          the record date.
         N        =       the number of additional shares of Common Stock
                          offered.
         P        =       the offering price per share of the additional shares.
         M        =       the Current Market Price per share of Common Stock on
                          the record date.

         The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the Rights in the case of Rights to be issued to the holders of Common Stock. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Rate shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of shareholders entitled to receive such rights or warrants had not been so fixed.

         (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock or any rights or warrants to purchase any such securities, the Exercise Rate shall be adjusted in accordance with the formula:

                                     M
                         E' = Ex -----------
                                    M-F

where:

         E'     =   the adjusted Exercise Rate.
         E      =   the current Exercise Rate.
         M      =   the Current Market Price per share of Common Stock on the
                    record date.
         F      =   the fair market value on the record date of the assets,
                    securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value pursuant to Section 8.02(m) based upon the trading prices of publicly traded securities where applicable.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution. This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 8.02.

         (d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Rate shall be adjusted in accordance with the formula:

                                      O + N
                           E'= Ex -------------
                                        N x P
                                  O + --------
                                          M

where:

         E'    =    the adjusted Exercise Rate.
         E     =    the then current Exercise Rate.
         O     =    the number of shares outstanding immediately prior to the
                    issuance of such additional shares.
         N     =    the number of additional shares of Common Stock issued.
         P     =    the aggregate consideration received per share for the
                    issuance of such additional shares.
         M     =    the Current Market Price per share on the date of issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This subsection (d) does not apply to:

         (1) any of the transactions described in subsections (a), (b), (c) and (e) of this Section 8.02;

         (2) the exercise of the Warrant, or the conversion or exchange of other securities convertible or exchangeable for Common Stock;

         (3) Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock;

         (4) Common Stock issued to shareholders of any person that is not affiliated with the Company and that merges into the Company or a subsidiary of the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger.

         (e) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 8.02) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Price per share on the date of issuance of such securities, the Exercise Rate shall be adjusted in accordance with the formula:

                                     O + N
                           E' = Ex -----------
                                        N x P
                                  O + --------
                                          M

where:

         E'    =      the adjusted Exercise Rate.
         E     =      the then current Exercise Rate.
         O     =      the number of shares outstanding immediately prior to
                      the issuance of such securities.
         N     =      the maximum number of shares deliverable upon conversion
                      of or in exchange for such securities at the initial
                      conversion or exchange rate.
         P     =      the aggregate consideration received for the issuance of
                      each such security.
         M     =      the Current Market Price per share on the date of issuance of such securities.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Rate shall promptly be readjusted to the Exercise Rate which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

         This subsection (e) does not apply to convertible securities issued to shareholders of any person that is not affiliated with the Company and that merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger.

         (f) Current Market Price. The current market price per share of Common Stock (the "Current Market Price") on any date is: (i) if the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the Common Stock as determined by an independent, nationally recognized investment banking firm experienced in valuation matters chosen by the Company and reasonably satisfactory to the Warrant holder; provided, however that the current market value shall be determined by the Board of Directors of the Company, acting in good faith (which valuation shall be to the reasonable satisfaction of the Warrant holder), with respect to any Common Stock issued by the Board of Directors pursuant to a stock option plan for directors, officers, and consultants or advisers of the Company; and provided, further, that the Board of Directors shall have such authority referred to in the immediately preceding proviso with regard to no more than five percent (5%) of the authorized Common Stock in the aggregate and the current market value of any Common Stock in excess of such amount shall be determined as otherwise set forth in this Section 8.02(f), or (ii) if the Common Stock is registered under the Exchange Act, the average of the Quoted Prices of the Common Stock for thirty (30) consecutive trading days commencing forty-five (45) trading days before the date in question or, if the Common Stock has been registered for less than thirty (30) consecutive trading days, the average of the Quoted Prices for all the trading days of the Common Stock. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the NASDAQ National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the Current Market Price pursuant to
Section 8.02(m) in good faith on the basis of such quotations.

         (g) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 8.02, the following shall apply:

                  1. in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  2. in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors pursuant to Section 8.02(m), based upon the trading prices of publicly traded securities where appropriate (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors of the Company; and

                  3. in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest share.

         (i) When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Warrant becomes convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j) Notice of Adjustment. Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 8.04 hereof.

         (k) Voluntary Increase. The Company from time to time may increase the Exercise Rate by any amount for any period of time if the period is at least twenty (20) days and if the increase is irrevocable during the period. Whenever the Exercise Rate is increased, the Company shall mail to the Warrant holder a notice of the increase. The Company shall mail the notice at least fifteen (15) days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. An increase of the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect for purposes of subsections (a), (b), (c), (d) and (e) of this Section 8.02.

         (l) Notice of Certain Transactions. If:

             1. the Company takes any action that would require an adjustment in the Exercise Rate pursuant to subsections
                      (a), (b), (c), (d) or (e) of this Section 8.02; or

             2. there is a liquidation or dissolution of the Company, then the Company shall mail to the Warrant holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least fifteen (15) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m) Company Determination. Any determination that the Company or its Board of Directors must make pursuant to this Agreement shall be made in good faith and shall be binding on the Warrant holder, except as set forth herein. The Company shall give the holder of the Warrant written notice of any such determination by the Company or its Board of Directors.

         SECTION 8.03. NO DILUTION OR IMPAIRMENT; CAPITAL AND OWNERSHIP STRUCTURE. If any event shall occur as to which the provisions of Section 8.02 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint, at its own expense, an investment banking firm of recognized national standing that does not have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or shareholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 8.02, necessary to preserve, without dilution, the purchase rights, represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of the Warrants and shall make the adjustments described therein. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (2) will not take any action which results in any adjustment of the Exercise Rate if the total number of Warrant Shares issuable after the action upon the exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 8.01 shall not be prohibited by or require any adjustment under this Section 8.03.

         SECTION 8.04. NOTICES TO THE WARRANT HOLDERS. Upon any adjustment of the Exercise Rate pursuant to Section 8.02, the Company shall promptly thereafter cause to be delivered, by first-class mail, postage prepaid, to the registered holder of each Warrant Certificate at its address appearing on the warrant register a certificate of an officer of the Company setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Rate, upon exercise of the Warrant and payment of the Exercise Price. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 8.04.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 8.02 hereof);

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company proposes to take any action which would require an adjustment of the Exercise Rate pursuant to Section 8.02; then the Company shall cause to be given to the registered holders of the Warrant Certificates at its, his or her address appearing on the warrant register, at least twenty (20) days (or ten (10) days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which any such subdivision, combination or reclassification is to be made, or (ii) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividends, rights, options, warrants or distribution are to be determined, or
(iii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iv) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 8.04 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in the Warrant Certificates shall be construed as conferring upon the holder thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                                   ARTICLE IX

                                 HOLDERS' RIGHTS

         SECTION 9.01. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall become lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose, including, without limitation, the delivery by a Holder to the Company (at such Holder's expense) of an affidavit of lost instrument and an indemnity agreement, issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

         SECTION 9.02. RIGHTS OF WARRANT HOLDERS. No Warrant Certificate shall entitle the holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, except as expressly provided herein.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. AMENDMENT AND WAIVER. Any term, covenant, agreement or condition in this Agreement may be amended, or compliance therewith be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holders.

         SECTION 10.02. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any Person not a party hereto or thereto any rights or remedies hereunder or thereunder except for successors or assigns of the parties hereto.

         SECTION 10.03. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 10.04. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 10.05. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties and covenants contained herein shall survive the execution of this Agreement and the purchase of the Underlying Common Stock, if any, and continue indefinitely and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or Holders pursuant to this Agreement shall be deemed to have been representations and warranties by the Company or the Holders, as the case may be. After the purchase of the Underlying Common Stock, the Holders shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as a Holder under this Agreement. The Company will, at the time of each exercise of Warrants upon the request of a Holder, acknowledge in writing, in form reasonably satisfactory to such Holder, its continuing obligation to afford to such Holder all such rights; provided, however, that if such Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder all such rights.

         SECTION 10.06. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Delaware.

         SECTION 10.07. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 10.08. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person, by overnight courier or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered, delivered by overnight courier or received by facsimile transmission or on the third Business Day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to the Company:

         MONARCH DENTAL CORPORATION
         4201 Spring Valley Road, Suite 320
         Dallas, Texas 75244
         Attention: Chief Executive Officer

         With a copy to:

         GOODWIN, PROCTER & HOAR, LLP
         Exchange Place
         Boston, Massachusetts 02109-2881
         Attention: John R. LeClaire, P.C.

         If to Bank of America:

         BANK OF AMERICA, N.A.
         901 Main Street, 11th Floor
         Dallas, Texas 75202-3714
         Attention: Carla Addy

         With a copy to:

         Jenkens & Gilchrist
         1445 Ross Avenue, Suite 3200
         Dallas, Texas 75202
         Attention:  William P. Durbin

         If to Fleet:

         FLEET NATIONAL BANK
         777 Main Street
         Hartford, CT  06115
         Attention: Vincent J. Pitts

         If to Rabobank:

         COOPERATIEVE CENTRALE RAIFFEISEN-
         BOERENLEENBANK B.A. "Rabobank
         Nederland," New York branch
         245 Park Avenue
         New York, NY 10167-0062
         Attention: Corporate Services

         With a copy to:

         COOPERATIEVE CENTRALE RAIFFEISEN-
         BOERENLEENBANK B.A. "Rabobank
         Nederland," New York branch
         13355 Noel Road, Suite 1000
         Dallas, Texas 75240-6645
         Attention: David Thomas

         And a copy to:

         JENKENS & GILCHRIST
         1445 Ross Avenue, Suite 3200
         Dallas, Texas 75202
         Attention: Terry G. Freeman

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         SECTION 10.09. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 HOLDERS:

                                 BANK OF AMERICA, N.A., a national banking association


                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------

                                 FLEET NATIONAL BANK


                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------

                                 COOPERATIEVE CENTRALE RAIFFEISEN-
                                 BOERENLEENBANK B.A.,
                                 "Rabobank Nederland," New York Branch


                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------


                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------

                                 COMPANY:

                                 MONARCH DENTAL CORPORATION


                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------

                                    EXHIBIT A

THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT (1) REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE CONDITIONS SPECIFIED IN A WARRANT AGREEMENT DATED AS OF APRIL 1, 2001 AMONG THE COMPANY, BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION, FLEET NATIONAL BANK, A NATIONAL BANKING ASSOCIATION AND COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH AS MODIFIED AND SUPPLEMENTED FROM TIME TO TIME, AND NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF SUCH AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT.

No.___                                                  Certificate for Warrants

                           MONARCH DENTAL CORPORATION
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

THIS CERTIFIES that ______________or registered assigns is the registered holder (the "Holder") of Warrants (the "Warrants") that collectively represent the right to purchase, prior to expiration, _______________ shares of common stock (the "Common Stock") of Monarch Dental Corporation, a Delaware corporation (the "Company"), subject to the dilution protection provisions contained in Section
8.02 and 8.03 of the Warrant Agreement (as hereinafter defined) at the exercise price of $0.01 per share (the "Exercise Price"), as set forth in the Warrant Agreement, by the Holder surrendering this Warrant Certificate, with the form of Notice of Exercise duly executed, at the Company's principal office, and by paying in full the Exercise Price, plus any transfer taxes as provided in the Warrant Agreement. Payment of the Exercise Price may be made at the option of the Holder by certified check or money order payable to the order of the Company. Terms used herein but not otherwise defined shall have the meanings ascribed thereto in that certain Warrant Agreement, of even date herewith, between the Company and Holder.

         This Warrant is issued pursuant to the Warrant Agreement, and all rights of the holder of this Warrant are further governed by, and subject to the terms and provisions of, the Warrant Agreement, to all of which terms and provisions the Holder consents by acceptance hereof Copies of the Warrant Agreement and any amendments thereto are available upon request to the

Company. The holder of this Warrant shall be entitled to the benefits, rights and privileges provided under the Warrant Agreement. If any provision herein conflicts with a provision in the Warrant Agreement, the provision in the Warrant Agreement shall apply.

         The Warrants are subject to expiration pursuant to the terms of the Warrant Agreement.

         Prior to expiration, subject to any applicable laws, rules or regulations restricting transferability and to any restriction or transferability that may appear in the Warrant Agreement, the Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the principal office of the Company by the Holder, accompanied by a duly executed Warrant Assignment Form. Upon any such transfer, a new Warrant Certificate or Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the Warrant Assignment Form.

         Prior to expiration, subject to the foregoing and to the provisions of the Warrant Agreement, the Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate by the Holder at the principal office of the Company.

         The Holder has the right to require the Company to purchase the Warrants represented by this Warrant Certificate, or the shares purchased upon exercise of the Warrants, pursuant to the terms of the Warrant Agreement.

         This Warrant Certificate shall not entitle the registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company unless specifically provided in the Warrant Agreement.

         This Warrant Certificate and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder and shall be enforceable by any such successor or assign.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed.

                                 MONARCH DENTAL CORPORATION


                                 By:
                                    ---------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------

                                    EXHIBIT B

                               NOTICE OF EXERCISE

                                                        ----------------, ------

To Monarch Dental Corporation:

         The undersigned _______________________, pursuant to the provisions of the attached Warrant Certificate, hereby elects to purchase _____% of the Outstanding Common Stock of Monarch Dental Corporation evidenced by the attached Warrant Certificate. I have enclosed with this Notice payment of the amount required to purchase such shares pursuant to the terms of the Warrant Agreement.

         Unless otherwise provided in the Warrant Agreement, if I have not executed this Notice for all of the shares of Common Stock purchasable pursuant to the Warrant, I am entitled to have, and you will promptly deliver to me, a new Warrant Certificate issued, of the same tenor as the Warrant Certificate surrendered herewith, for the purchase of the remaining shares.

         Mailing address for stock certificate(s) or funds unless otherwise ordered:



                    ---------------------------------

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------


                                             Very truly yours,



                                             ---------------------------------

                                    EXHIBIT C

                             WARRANT ASSIGNMENT FORM

                              -------------, -----

                               ASSIGNMENT IN FULL

FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto _______________ all Warrants to purchase shares of Common Stock of the Company as evidenced by the attached Warrant Certificate and does irrevocably constitute and appoint ________________, attorney, to transfer such Warrants on the books of the Company, with full power of substitution in the premises.

                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto ______________ Warrants to purchase _____% of the Outstanding Common Stock of the Company as evidenced by the attached Warrant Certificate together with all rights therein, and does irrevocably constitute and appoint _______________, attorney, to transfer that part of the such Warrants on the books of the Company, with full power of substitution in the premises.

         Under the provisions of the Warrant Agreement, if the undersigned has not executed this assignment for all of the shares of Common Stock purchasable pursuant to the Warrant Certificate, the undersigned is entitled to have a new Warrant Certificate issued, of the same tenor as the Warrant Certificate surrendered hereby, for the purchase of the remaining shares not subject to this assignment. The new Warrant Certificates should be mailed to the following addresses:

Address of Assignor:

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------

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Address of Assignee:

                    ---------------------------------

                    ---------------------------------

                    ---------------------------------

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                                             Very truly yours,

                         Agreement to be Bound by Terms
                              of Warrant Agreement

         ________________, the Assignee set forth above, hereby agrees to be bound by the terms of the Warrant Agreement pursuant to which the Warrants were issued.

Dated:
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